Exhibit 99.1

DBV Technologies Reports Third Quarter Financial Results and Business Update

•	DBV closes Q3 with a cash balance of $213M

•	DBV continues to practice budget discipline measures; cash used in operating activities decreased more than 35% between the nine months ended September 30, 2021 and 2022

•	DBV continues to engage with the U.S. Food and Drug Administration (FDA) regarding the partial clinical hold on the VITESSE Phase 3 clinical study

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, today reported financial results for the third quarter of 2022. The quarterly financial statements were approved by the Board of Directors on November 3, 2022. The Company also announced recent business updates concerning the VITESSE (Viaskin Peanut Immunotherapy Trial to Effectuate Safety, Simplicity and Efficacy) Phase 3 study.

DBV continues to engage with the U.S. FDA to address the feedback provided in the partial clinical hold letter and to finalize the VITESSE Phase 3 study protocol in children ages 4 to 7 years with a confirmed peanut allergy. The Company reports that progress has been made to address key elements of the partial clinical hold letter, but it will not meet the targeted first patient screened by year-end 2022. In parallel, DBV continues internal preparations for VITESSE and is conducting certain site assessment and start-up activities for prompt study launch once the partial clinical hold is lifted.

It is currently premature to assess the impact of the partial clinical hold letter on other previously announced milestones related to the VITESSE Phase 3 study. DBV will communicate additional updates publicly as appropriate, including once the partial clinical hold has been lifted. The Company plans to host a conference call following that announcement.

VITESSE is a Phase 3, double-blind, placebo-controlled, randomized study to assess the efficacy and safety of epicutaneous immunotherapy with the modified Viaskin™ Peanut 250 µg patch in peanut-allergic children ages 4 to 7 years.

Financial Highlights for the Third Quarter and the Nine Months Ended September 30, 20221

Cash and Cash Equivalents

	Nine months ended September 30,
($ in thousands)	2022	2021
Net (decrease) / increase in cash and cash equivalents	$135,369	$(98,157)

Net cash flow used in operating activities	$(31,781)	(89,452)
Net cash flows used in investing activities	(66)	41
Net cash flows provided by financing activities	194,403	(103)
Effect of exchange rate changes on cash and cash equivalents	(27,186)	(8,643)

Net cash and cash equivalents at the end of the period	$212,670	$98,195

Cash and cash equivalents were $212.7 million, as of September 30, 2022, compared to $77.3 million as of December 31, 2021, and $98.2 million as of September 30, 2021. The net increase of $135.4 million for the nine months ended September 30, 2022, was mostly comprised of a $194.7 million net cash flow received from the ATM Offering in May 2022 for $14.1 million; net of transaction costs and PIPE Offering in June 2022 for $180.6 million; net of transaction costs as well as a $26.4 million cash flow received following the reimbursement of the 2019, 2020 and 2021 Research Tax Credit (French Crédit Impôt Recherche, or CIR) offset by a $(58.2) million cash utilization in operating activities; and the effect of exchange rates on cash and cash equivalents for $(27.2) million.

Excluding the effect of reimbursement of the Research Tax Credit, the cash used in operating activities decreased by 35% between the nine months ended September 30, 2021 and September 30, 2022, respectively, reflecting the Company’s continued implementation of budget discipline measures.

Operating Income is primarily generated from DBV’s Research Tax Credit (French Crédit Impôt Recherche, or CIR) and from revenue recognized by DBV under its collaboration agreement with Nestlé Health Science.

[1]

The Company’s unaudited consolidated financial statements for the nine months ended September 30, 2022, are prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Operating income was $6.1 million for the nine months ended September 30, 2022, compared to $2.8 million for the nine months ended September 30, 2021. The variation in operating income is primarily attributable to the revision of the revenue recognized under Nestlé’s collaboration agreement conducted as part of the existing contract, as the Company updated the measurement of progress of its Phase 2 APTITUDE milk-diagnostic tool clinical study.

Operating Expenses

	U.S. GAAP		U.S. GAAP
	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2022	2021	2022	2021
Operating expenses:
Research and development	$(15,096)	$(16,320)	$(45,930)	$(58,663)
Sales and marketing	(159)	(1,072)	(1,659)	(2,999)
General and administrative	(4,839)	(8,299)	(17,173)	(26,250)

Total operating expenses	$(20,094)	$(25,691)	$(64,762)	$(87,912)

Operating Expenses for the three months ended September 30, 2022, were $(20.1) million, compared to $(25.7) million for the three months ended September 30, 2021, or -22%. For the nine months ended September 30, 2022, operating expenses were $(64.8) million compared to $(87.9) million for the nine months ended September 30, 2021, or -26%. DBV has continued to practice financial diligence and implemented further cost containment strategies to support its clinical trial objectives.

Employee-related costs decreased by $6.1 million, from $23.1 million for the nine months ended September 30, 2021, to $17.0 million for the nine months ended September 30, 2022 – a 26% decrease, compared to a 24% decrease of the average number of headcounts between the two periods (85 and 105 full-time equivalent employees for the nine months ended September 30, 2022, and 2021, respectively). As of September 30, 2022, DBV had 83 employees.

Net Loss and Net Loss Per Share

	U.S. GAAP		U.S. GAAP
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net (loss) ($ in thousands)	$(17,287)	$(24,033)	$(57,033)	$(84,136)
Basic / diluted net loss per share ($/share)	$(0.18)	$(0.44)	$(0.79)	$(1.53)

For the three and nine months ended September 30, 2022, net loss was $(17.3) million and $(57.0) million, respectively, compared to a net loss of $(24.0) million and $(84.1) million, respectively, for the comparable periods in 2021. On a per share basis, net loss (based on the weighted average number of shares outstanding over the period) was $(0.18) and $(0.79) for the three and nine months ended September 30, 2022, respectively.

Conference Call Information

DBV will host a conference call and live audio webcast on Thursday, November 3, 2022, at 5:00 p.m. ET to report third quarter 2022 financial results and provide a business update.

This call is accessible via the below teleconferencing numbers, followed by the reference ID: 94309191#

•	United States: 866 374 5140

•	Canada: 866 455 3403

•	United Kingdom: 808 238 9813

•	France: 805 102 712

A live webcast of the call will be available on the Investors & Media section of the Company’s website: https://www.dbv-technologies.com/investor-relations/. A replay of the presentation will also be available on DBV’s website after the event

CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION1 (unaudited)

($ in thousands)

	U.S. GAAP	U.S. GAAP
($ in thousands)	September 30,	December 31,
	2022	2021
Assets	$248,117	$146,723
of which cash and cash equivalents	212,670	77,301

Liabilities	36,065	47,449
Shareholders’ equity	$212,052	$99,274
of which net result	(57,033)	(97,809)

[1]	Unaudited financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).

CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS AND COMPREHENSIVE LOSS1 (unaudited)

($ in thousands, except per share data)

	U.S. GAAP		U.S. GAAP
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue	$2,074	$1,323	$6,148	$2,776

Operating expenses :
Research and development expenses	(15,096)	(16,320)	(45,930)	(58,663)
Sales and marketing expenses	(159)	(1,072)	(1,659)	(2,999)
General and administrative expenses	(4,839)	(8,299)	(17,173)	(26,250)

Total Operating expenses	(20,094)	(25,691)	(64,762)	(87,912)

Financial income	732	336	1,668	597
Income tax	—	—	(87)	404

Net (loss)	$(17,287)	$(24,033)	$(57,033)	$(84,136)

Basic/diluted Net loss per share attributable to shareholders	$(0.18)	$(0.44)	$(0.79)	$(1.53)

CONDENSED STATEMENT OF CONSOLIDATED CASH FLOW1 (unaudited)

($ in thousands)

	U.S. GAAP
	Nine months ended September 30,
	2022	2021
Net cash flow used in operating activities	$(31,781)	(89,452)
Net cash flows used in (provided by) investing activities	(66)	41
Net cash flows provided by financing activities	194,403	(103)

Net (decrease) / increase in cash and cash equivalents	$162,556	$(89,514)
Net cash and cash equivalents at the beginning of the period	77,301	196,352
Effect of exchange rate changes on cash and cash equivalents	(27,186)	(8,643)
Net cash and cash equivalents at the end of the period	$212,670	$98,195

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, and is DBV Technologies’ method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV Technologies’ food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France, and North American operations in Basking Ridge, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

[1]	Unaudited financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding DBV’s forecast of its cash runway, designs of DBV’s anticipated clinical trials, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies, and the outcome of any litigation. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, including the impact of the COVID-19 pandemic, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com

Viaskin and EPIT are trademarks of DBV Technologies.